     Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     The undersigned hereby certifies that, to his knowledge, (i) the Form 10-Q filed by Southern Community Financial Corporation (the “Issuer”) for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

Date: May , 2003	By:	/s/ F. Scott Bauer F. Scott Bauer Chairman, President and Chief Executive Officer

Date: May , 2003	By:	/s/ Richard M. Cobb Richard M. Cobb Executive Vice President, Chief Operating Officer and Chief Financial Officer